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                                                                      Exhibit 11

                          HARRAH'S ENTERTAINMENT, INC.
                       COMPUTATIONS OF PER SHARE EARNINGS

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

                                            Third Quarter Ended                   Nine Months Ended
                                        Sept. 30,         Sept. 30,          Sept. 30,         Sept. 30,
                                          2000              1999               2000               1999
                                      -------------     -------------      -------------      -------------
Income before extraordinary
  losses                              $  71,980,000     $  75,044,000      $ 149,942,000      $ 160,312,000
Extraordinary losses, net                        --          (410,000)          (716,000)       (11,033,000)
                                      -------------     -------------      -------------      -------------
Net income                            $  71,980,000     $  74,634,000      $ 149,226,000      $ 149,279,000
                                      =============     =============      =============      =============
BASIC EARNINGS PER SHARE
Weighted average number of common
  shares outstanding                    115,041,882       126,338,401        118,276,132        126,000,852
                                      =============     =============      =============      =============
BASIC EARNINGS PER COMMON SHARE
    Income before extraordinary
      losses                          $        0.63     $        0.59      $        1.27      $        1.27

    Extraordinary losses, net                    --                --              (0.01)             (0.09)
                                      -------------     -------------      -------------      -------------
        Net income                    $        0.63     $        0.59      $        1.26      $        1.18
                                      =============     =============      =============      =============
DILUTED EARNINGS PER SHARE
Weighted average number of common
  shares outstanding                    115,041,882       126,338,401        118,276,132        126,000,852
    Additional shares based on
      average market price for
      period applicable to:
        Restricted stock                    509,132           837,506            424,024            677,093
        Stock options                     1,802,627         2,179,568          1,287,920          1,591,365
                                      -------------     -------------      -------------      -------------
Average number of common and
  common equivalent shares
  outstanding                           117,353,641       129,355,475        119,988,076        128,269,310
                                      =============     =============      =============      =============

DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARES
    Income before extraordinary
      losses                          $        0.61     $        0.58      $        1.25      $        1.25
    Extraordinary losses, net                    --                --              (0.01)             (0.09)
                                      -------------     -------------      -------------      -------------
        Net income                    $        0.61     $        0.58      $        1.24      $        1.16
                                      =============     =============      =============      =============
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